UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_______________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

NORFOLK SOUTHERN CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Virginia	52-1188014
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Three Commercial Place Norfolk, Virginia	23510-9241
(Address of principal executive offices)	(zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
9.00% Notes due 2021	New York Stock Exchange
5.59% Notes due 2025	New York Stock Exchange
7.80% Notes due 2027	New York Stock Exchange
5.64% Notes due 2029	New York Stock Exchange
7.25% Notes due 2031	New York Stock Exchange
7.05% Notes due 2037	New York Stock Exchange
7.90% Notes due 2097	New York Stock Exchange
6.00% Notes due 2105	New York Stock Exchange
6.00% Notes due 2111	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 33-38595, 333-24051, 333-46810, 333-123833, 333-119398 and 333-158240

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1.        Description of Registrant’s Securities to be Registered.

For a description of the 9.00% Notes due 2021, reference is made to the information contained in the section captioned "Description of Debt Securities" in the Prospectus constituting a part of the Registrant's Registration Statement on Form S-3 (No. 33-38595) and under the heading "Certain Terms of the Notes" in the Registrant's Prospectus Supplement filed pursuant to 424(b)(2) on March 8, 1991, which information is hereby incorporated herein by reference.

For a description of the 7.80% Notes due 2027, 7.05% Notes due 2037 and 7.90% Notes due 2097, reference is made to the information contained in the section captioned "Description of Debt Securities" in the Prospectus constituting a part of the Registrant's Registration Statement on Form S-3 (No. 333-24051) and under the heading "Description of Notes" in the Registrant's Prospectus Supplement filed pursuant to 424(b)(5) on May 16, 1997, which information is hereby incorporated herein by reference.

For a description of the 7.25% Notes due 2031, reference is made to the information contained in the section captioned "Description of Debt Securities" in the Prospectus constituting a part of the Registrant's Registration Statement on Form S-3 (No. 333-46810) and under the heading "Description of the Offered Securities" in the Registrant's Prospectus Supplement filed pursuant to 424(b)(5) on February 2, 2001, which information is hereby incorporated herein by reference.

For a description of the 5.59% Notes due 2025 and 5.64% Notes due 2029, reference is made to the information contained in the section captioned "Description of New Notes" in the Prospectus constituting a part of the Registrant's Registration Statement on Form S-4 (No. 333-123833) and under the heading "Description of New Notes" in the Registrant's Prospectus Supplements filed pursuant to 424(b)(3) on April 15, 2005, which information is hereby incorporated herein by reference.

For a description of the 6.00% Notes due 2105, reference is made to the information contained in the section captioned "Description of Debt Securities" in the Prospectus constituting a part of the Registrant's Registration Statement on Form S-3 (No. 333-119398) and Form S-3ASR (No. 333-158240), as amended, and under the heading "Description of the Notes" in the Registrant's Prospectus Supplements filed pursuant to 424(b)(3) on March 11, 2005 and 424(b)(2) on August 25, 2010, which information is hereby incorporated herein by reference.

For a description of the 6.00% Notes due 2111, reference is made to the information contained in the section captioned "Description of Debt Securities" in the Prospectus constituting a part of the Registrant's Registration Statement on Form S-3ASR (No. 333-158240), as amended, and under the heading "Description of the Notes" in the Registrant's Prospectus Supplement filed pursuant to 424(b)(2) on May 19, 2011, which information is hereby incorporated herein by reference.

Item 2.         Exhibits.

The Registrant intends to register the above referenced notes on The New York Stock Exchange, on which exchange other securities of the Registrant are registered.  Accordingly, copies of the following exhibits are filed as exhibits to this Registration Statement:

4.1
Indenture, dated as of January 15, 1991, from Norfolk Southern Corporation to First Trust of New York, National Association, as Trustee, relating to the issuance of the 9.00% Notes due 2021, is incorporated by reference to Exhibit 4.1 to Norfolk Southern Corporation’s Registration Statement on Form S-3 (No. 33-38595).

4.2
First Supplemental Indenture, dated May 19, 1997, between Norfolk Southern Corporation and First Trust of New York, National Association, as Trustee, relating to the issuance of the 7.80% Notes due 2027, 7.05% Notes due 2037 and 7.90% Notes due 2097, is incorporated herein by reference to Exhibit 1.1(d) to Norfolk Southern Corporation’s Form 8-K filed on May 21, 1997.

4.3
Second Supplemental Indenture, dated April 26, 1999, between Norfolk Southern Corporation and U.S. Bank Trust National Association, as Trustee, is incorporated herein by reference to Exhibit 1.1(c) to Norfolk Southern Corporation's Form 8-K filed on April, 30, 1999.

4.4
Fourth Supplemental Indenture, dated as of February 6, 2001, between Norfolk Southern Corporation and U.S. Bank Trust National Association, as Trustee, relating to the issuance of the 7.25% Notes due 2031, is incorporated herein by reference to Exhibit 4.1 to Norfolk Southern Corporation’s Form 8-K filed on February 7, 2001.

4.5
Ninth Supplemental Indenture, dated as of March 11, 2005, between Norfolk Southern Corporation and U.S. Bank Trust National Association, as Trustee, relating to the issuance of the 6.00% Notes due 2105, is incorporated herein by reference to Exhibit 4.1 to Norfolk Southern Corporation’s Form 8-K filed on March 15, 2005.

4.6
Tenth Supplemental Indenture, dated as of May 17, 2005, between Norfolk Southern Corporation and U.S. Bank Trust National Association, as Trustee, relating to the issuance of the 5.59% Notes due 2025, is incorporated herein by reference to Exhibit 99.1 to Norfolk Southern Corporation’s Form 8-K filed on May 18, 2005.

4.7
Eleventh Supplemental Indenture, dated as of May 17, 2005, between Norfolk Southern Corporation and U.S. Bank Trust National Association, as Trustee, relating to the issuance of the 5.64% Notes due 2029, is incorporated herein by reference to Exhibit 99.2 to Norfolk Southern Corporation’s Form 8-K filed on May 18, 2005.

4.8
Twelfth Supplemental Indenture, dated as of August 26, 2010, between Norfolk Southern Corporation and U.S. Bank Trust National Association, as Trustee, relating to the issuance of the 6.00% Notes due 2105, is incorporated herein by reference to Exhibit 4.2 to Norfolk Southern Corporation’s Form 8-K filed on August 26, 2010.

4.9
Indenture, dated as of June 1, 2009, between Norfolk Southern Corporation and U.S. Bank Trust National Association, as Trustee, is incorporated herein by reference to Exhibit 4.1 to Norfolk Southern Corporation’s Form 8-K filed on June 1, 2009.

4.10
Second Supplemental Indenture, dated May 23, 2011, between Norfolk Southern Corporation and U.S. Bank Trust National Association, as Trustee, relating to the issuance of the 6.00% Notes due 2111, is incorporated herein by reference to Exhibit 4.1 to Norfolk Southern Corporation’s Form 8-K filed on May 23, 2011.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NORFOLK SOUTHERN CORPORATION
(Registrant)

By:	/s/ Howard D. McFadden
Name: Howard D. McFadden
Title: Corporate Secretary

Date: August 10, 2011

Exhibit Index

Exhibit No.	Description

4.1
Indenture, dated as of January 15, 1991, from Norfolk Southern Corporation to First Trust of New York, National Association, as Trustee, relating to the issuance of the 9.00% Notes due 2021, is incorporated by reference to Exhibit 4.1 to Norfolk Southern Corporation’s Registration Statement on Form S-3 (No. 33-38595).

4.2
First Supplemental Indenture, dated May 19, 1997, between Norfolk Southern Corporation and First Trust of New York, National Association, as Trustee, relating to the issuance of the 7.80% Notes due 2027, 7.05% Notes due 2037 and 7.90% Notes due 2097, is incorporated herein by reference to Exhibit 1.1(d) to Norfolk Southern Corporation’s Form 8-K filed on May 21, 1997.

4.3
Second Supplemental Indenture, dated April 26, 1999, between Norfolk Southern Corporation and U.S. Bank Trust National Association, as Trustee, is incorporated herein by reference to Exhibit 1.1(c) to Norfolk Southern Corporation's Form 8-K filed on April, 30, 1999.

4.4
Fourth Supplemental Indenture, dated as of February 6, 2001, between Norfolk Southern Corporation and U.S. Bank Trust National Association, as Trustee, relating to the issuance of the 7.25% Notes due 2031, is incorporated herein by reference to Exhibit 4.1 to Norfolk Southern Corporation’s Form 8-K filed on February 7, 2001.

4.5
Ninth Supplemental Indenture, dated as of March 11, 2005, between Norfolk Southern Corporation and U.S. Bank Trust National Association, as Trustee, relating to the issuance of the 6.00% Notes due 2105, is incorporated herein by reference to Exhibit 4.1 to Norfolk Southern Corporation’s Form 8-K filed on March 15, 2005.

4.6
Tenth Supplemental Indenture, dated as of May 17, 2005, between Norfolk Southern Corporation and U.S. Bank Trust National Association, as Trustee, relating to the issuance of the 5.59% Notes due 2025, is incorporated herein by reference to Exhibit 99.1 to Norfolk Southern Corporation’s Form 8-K filed on May 18, 2005.

4.7
Eleventh Supplemental Indenture, dated as of May 17, 2005, between Norfolk Southern Corporation and U.S. Bank Trust National Association, as Trustee, relating to the issuance of the 5.64% Notes due 2029, is incorporated herein by reference to Exhibit 99.2 to Norfolk Southern Corporation’s Form 8-K filed on May 18, 2005.

4.8
Twelfth Supplemental Indenture, dated as of August 26, 2010, between Norfolk Southern Corporation and U.S. Bank Trust National Association, as Trustee, relating to the issuance of the 6.00% Notes due 2105, is incorporated herein by reference to Exhibit 4.2 to Norfolk Southern Corporation’s Form 8-K filed on August 26, 2010.

4.9
Indenture, dated as of June 1, 2009, between Norfolk Southern Corporation and U.S. Bank Trust National Association, as Trustee, is incorporated herein by reference to Exhibit 4.1 to Norfolk Southern Corporation’s Form 8-K filed on June 1, 2009.

4.10	Second Supplemental Indenture, dated May 23, 2011, between Norfolk Southern Corporation and U.S. Bank Trust National Association, as Trustee, relating to the issuance of the 6.00% Notes due 2111, is incorporated herein by reference to Exhibit 4.1 to Norfolk Southern Corporation’s Form 8-K filed on May 23, 2011.